UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

February 5, 2007

Date of Report (Date of earliest event reported)

Commission File No. 000-16449

RAINING DATA CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	94-3046892
(State or other jurisdiction ofincorporation or organization)	(I.R.S. Employer Identification Number)

25A Technology Drive, Irvine, CA 92618

(Address of principal executive offices, Zip Code)

(949) 442-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant  to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Raining Data Corporation today announced the appointment of John H. Bramley to the position of Vice President, Product Development effective February 5, 2007.  In Mr. Bramley’s new role, he will have management responsibility for Raining Data’s product development activities, including multi-dimensional database product development, TigerLogic XDMS development and the XML-centric applications product development.  In addition, Mr. Bramley will have management responsibility for Raining Data’s Irvine-based customer support organization.

Mr. Bramley brings to this position over 20 years of experience in product management and development and in-depth knowledge of both Raining Data’s multi-dimensional and XML technologies.  From April 2001 to February 2007, Mr. Bramley held various corporate technical positions involved with the development, marketing and support of Raining Data’s TigerLogic XDMS technology.  From November 1996 to April 2001, Mr. Bramley served as Vice President, Engineering responsible for the product development and technical support for Raining Data’s multi-dimensional database management systems.  From January 1987 to November 1996, Mr. Bramley was involved in the management and development of the Pick database management system at Sequoia Systems, a vendor of fault tolerant hardware products.

Mr. Bramley holds a Bachelor of Science degree in Computer Science, with honors, from the State University of New York, Plattsburgh, NY.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 5, 2007	RAINING DATA CORPORATION

	By:	/s/ Thomas Lim
Thomas Lim
Chief Financial Officer